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                                                                    Exhibit 5.01


                         SIDLEY AUSTIN BROWN & WOOD LLP

       BEIJING             ONE SOUTH DEARBORN STREET           LOS ANGELES
         ----               CHICAGO, ILLINOIS 60603                ----
       BRUSSELS              TELEPHONE 312 853 7000              NEW YORK
         ----                FACSIMILE 312 853 7036                ----
       CHICAGO                   www.sidley.com               SAN FRANCISCO
         ----                                                      ----
        DALLAS                    FOUNDED 1866                   SHANGHAI
         ----                                                      ----
        GENEVA                                                  SINGAPORE
         ----                                                      ----
      HONG KONG                                                   TOKYO
         ----                                                      ----
        LONDON                                               WASHINGTON, D.C.


WRITER'S DIRECT NUMBER                                   WRITER'S E-MAIL ADDRESS




                                December 1, 2005


Superfund Capital Management, Inc.
General Partner of
   Quadriga Superfund, L.P.
Le Marquis Complex, Unit 5
P.O. Box 1479
Grand Anse
St. Georges, Grenada
West Indies

         Re:  Quadriga Superfund, L.P. Units of Limited Partnership Interest
              --------------------------------------------------------------

Dear Sirs:

         We refer to Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (Reg. No. 333-122229) filed by Quadriga Superfund, L.P., a Delaware limited partnership (the "Partnership"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), on or about December 1, 2005 (the "Registration Statement"), relating to the registration of an offering of units of Limited Partnership Interest of the Partnership (the "Units").

         We are familiar with the proceedings to date with respect to the proposed issuance and sale of the Units and have examined such records, documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion.

         For purposes of rendering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of all documents submitted to us as copies.

         Based on the foregoing, we are of the opinion that:

         1. The Partnership is validly existing in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act").




        SIDLEY AUSTIN BROWN & WOOD LLP IS A LIMITED LIABILITY PARTNERSHIP PRACTICING IN AFFILIATION WITH OTHER SIDLEY AUSTIN BROWN & WOOD PARTNERSHIPS

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SIDLEY AUSTIN BROWN & WOOD LLP                                           CHICAGO

Superfund Capital Management Inc.
December 1, 2005
Page 2


         2. Assuming (i) the due authorization, execution and delivery to Superfund Capital Management, Inc. (the "General Partner") or its delegate of a Subscription Agreement and Power of Attorney by each subscriber for Units (collectively, the "Subscribers"), (ii) the due acceptance by the General Partner of each Subscription Agreement and Power of Attorney and the due acceptance by the General Partner of the admission of the Subscribers as limited partners of the Partnership, (iii) the payment by each Subscriber of the full consideration due from it for the Units subscribed to by it, (iv) that the books and records of the Partnership set forth all information required by the Partnership's Agreement of Limited Partnership and the Delaware Act, including all information with respect to all persons and entities to be admitted as partners and their contributions to the Partnership, (v) that the Subscribers, as limited partners of the Partnership, do not participate in the control of the business of the Partnership, and (vi) that the Units are offered and sold as described in the Registration Statement and the Partnership's Agreement of Limited Partnership, the Units to be issued to the Subscribers will represent valid limited partnership interests in the Partnership and, subject to the qualifications set forth herein, will be fully paid and nonassessable limited partnership interests in the Partnership, as to which the Subscribers as limited partners of the Partnership will have no liability in excess of their obligations to make contributions to the Partnership and their share of the Partnership's assets and undistributed profits (subject to the obligation of a Limited Partner to repay any funds wrongfully distributed to it).

         3. There are no provisions in the Partnership's Agreement of Limited Partnership the inclusion of which, subject to the terms and conditions therein, would cause the Limited Partners, as limited partners of the Partnership, to be deemed to be participating in the control of the business of the Partnership within the meaning of the Delaware Act.

         This opinion is limited to the Securities Act and the Delaware Act. We express no opinion as to the application of the securities or blue sky laws of the various states (including the State of Delaware) to the sale of the Units.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and all references to our firm included in or made a part of the Registration Statement.



                                         Very truly yours,



                                         /s/ Sidley Austin Brown & Wood LLP